Exhibit 10.24



THIS SHAREHOLDERS' AGREEMENT made this 13th day of February, 2007.


AMONG:

                           SHANNON INTERNATIONAL INC.

                                                               OF THE FIRST PART

                                     - and -

                                 EB HOLDING INC.

                                                              OF THE SECOND PART

                                     - and -

                          LOGICAL SEQUENCE INCORPORATED

                                                               OF THE THIRD PART



The parties agree as follows:

1    Definitions and Interpretation

1.1 Where used in this Agreement, unless there is something in the context or the subject matter inconsistent therewith, the following terms shall have the following meanings respectively:

     (a) "Affiliate" of a body corporate (the first body corporate) means a body corporate which is directly or indirectly controlled by the first body corporate, or directly or indirectly controls the first body corporate or is directly or indirectly controlled by a body corporate which also directly or indirectly controls the first body corporate;

     (b) "Agreement" means this agreement and any instrument supplemental hereto, the expressions "Article", "section", "subsection" and "clause" followed by a number and/or a letter number mean and refer to a specified Article, section, subsection or clause of this Agreement;

     (c)  "Board" means the board of directors of the Company;

     (d) "Business Day" means any day other than a Saturday or a Sunday or a statutory or civic holiday;

     (e) "Company" means Logical Sequence Incorporated, a body corporate incorporated under the laws of Ontario;

     (f)  "Common Shares" means the common shares in the capital of the Company;



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     (g)  "Control" means, in the case of a corporation, ownership, directly or indirectly through ownership by other persons of at least 50% plus one of all of the voting rights attached to all voting shares (exclusive of shares that are voting only in certain events, unless such events have occurred and are continuing) and in the case of any other person, ownership, directly or indirectly, through ownership by any persons, of at least 50% of the beneficial equity interests therein;

     (h) "Fair Market Value" means fair market value of the Shares as determined in accordance with Article 10;

     (i) "EB" means EB Holding Inc., a body corporate incorporated under the laws of Nova Scotia;

     (j) "Person" includes an individual, a firm, a corporation, a syndicate, a partnership, a trust, an association, a joint venture, an unincorporated organization and every other legal or business entity whatsoever;

     (k) "Related Party" means either an Affiliate of a Shareholder or a person with whom a Shareholder is related or affiliated within the meaning of the Income Tax Act (Canada);

     (l) "SII" means Shannon International Inc., a body corporate incorporated under the laws of Nevada;

     (m) "Shares" means all or any of the issued shares in the capital stock of the Company;

     (n) "Shareholders" means collectively EB and SII as long as each of these continue to own Shares and in each case includes any future owner of such Shares; and

     (o) "Transfer" of a Share includes any sale, exchange, transfer, assignment, gift, pledge, encumbrance, hypothecation, alienation or other transaction, whether voluntary, involuntary or by operation of law, by which the legal or beneficial ownership of, or any security interest or other interest in the Share, passes from one Person to another, or to the same Person in a different capacity, whether or not for value, and any changing control of the legal or beneficial owner of the Share or any Person that controls, directly or indirectly, in any manner whatsoever, such legal or beneficial owner of the Share, other than an involuntary change of control resulting from the transmission of the securities from a deceased or incompetent Shareholder to its estate or legal personal representative for so long as the securities continue to be held by the estate or such legal personal representative, and "to transfer", "transferred" and similar expressions shall have corresponding meanings.

1.2 Words importing the singular number only shall include the plural and vice versa, and words importing the use of any gender shall include both genders.

1.3 The Article and section headings in this Agreement are included herein for convenience of reference only, and shall not constitute a part of this Agreement for any other purpose.

1.4 This Agreement and all documents ancillary hereto shall be governed by and interpreted in accordance with the laws of the Province of Nova Scotia and the federal laws of Canada applicable therein.

1.5 If any act is required hereunder to be done, any notices required in order to be given, or any period of time is to expire hereunder on any day that is not a Business Day, any such act shall be required to be done or notice shall be required to be given or time shall expire on the next succeeding Business Day.



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1.6  The provisions of this Agreement shall apply mutatis mutandis to any shares or securities of any nature into which the Shares or any of them may be converted, exchanged, reclassified, redivided, redesignated, subdivided or consolidated, to any shares or securities of any nature that are received by a Shareholder as a stock dividend or distribution payable in shares, securities, warrants, rights or options of any nature of the Company, to any shares, securities, warrants, rights or options of any nature of the Company or any successor, continuing company or corporation of the Company that may be received by a Shareholder on a reorganization, amalgamation, arrangement, consolidation or merger, statutory or otherwise, and to any shares, securities, warrants, rights or options hereafter issued or allotted by the Company to a Shareholder, all of which shares, securities, warrants, rights or options shall be deemed to be Shares for the purposes of this Agreement.

2    Purpose

2.1 The Shareholders of the Company are desirous of entering into this Agreement for the purpose of regulating their share holdings and affairs of the Company in the circumstances herein provided for.

2.2 As of the date of this Agreement, the shares of the Company are held as follows:

     (a)  EB - 544,983 Common Shares;
     (b)  SII - 5,100,000 Common Share; and
     (c)  Others - 4,355,017 Common Shares.

3    Management

3.1 Subject as hereinafter provided, the Shareholders agree to exercise any and all voting rights attaching to the Shares and to otherwise exercise their influence that, unless the Shareholders otherwise agree in writing, at all times while this Agreement is in effect:

     (a) The Board shall consist of five (5) directors. SII and EB shall each be entitled to nominate one (1) director;

     (b) The Company agrees to appoint William Clements as the President of the Company on terms to their mutual satisfaction. The remaining officers of the Company shall be as selected from time to time;

     (c) A quorum for meetings of the Board, except as herein provided, will be all of the directors, present in person or by means of conference telephone or other communications equipment whereby all persons participating in the meeting can hear each other, provided that the Directors nominated by each of the Shareholders are present at all times (except that where any director is unavailable to attend any directors meeting as provided in this Agreement, the Shareholder who nominated the director in question may designate another person to perform the obligations of the unavailable director), unless the party whose representatives were not in attendance subsequently consents in writing to the business conducted at the meeting. If at any meeting (the "Initial Directors' Meeting") any one of the Directors nominated by each Shareholder is not present or ceases to be present the Directors present may adjourn the meeting to the same time and place five Business Days later (the "Adjourned Directors' Meeting"). Notice of the Adjourned Directors' Meeting shall be delivered in accordance with the provisions of section 13.2 as soon as possible to the Shareholder whose nominees were not present or ceased to be present at the Initial Directors' Meeting. A quorum of directors at the Adjourned Directors' Meeting will consist of those directors who are present in person or by telephone, and such quorum, notwithstanding the other provisions of this Agreement, shall be authorized to conduct all of the business of the Company;

     (d) Subject to section 3.2, all matters or questions requiring action or decision at a meeting of the Board shall be determined by a majority of votes cast at the meeting and each Shareholder agrees that there shall be no casting vote with respect to any of the proceedings of the Shareholders or the Directors of the Company; and




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     (e)  A quorum for meetings of the Shareholders of the Company shall not exist unless there is at least one representative from each Shareholder present in person or by proxy, unless the party whose representative was not in attendance subsequently consents in writing to the business conducted at the meeting. If at any meeting (the "Initial Shareholders' Meeting") a representative of each Shareholder is not present or ceases to be present, the Shareholder remaining present may adjourn the meeting to the same time and place five Business days later (the "Adjourned Meeting"). Notice of the Adjourned Shareholders' Meeting shall be delivered in accordance with the provisions of section 13.2 as soon as possible to the Shareholder who was not present or ceased to be present at the Initial Shareholders' Meeting. A quorum of Shareholders at the Adjourned Shareholders' Meeting will consist of those Shareholders present in person or by proxy, and such quorum, notwithstanding the other provisions of this Agreement, shall be authorized to conduct all of the business of the Company.

3.2 Notwithstanding anything contained in the Articles and By-Laws of the Company, unless otherwise expressly agreed in writing by each of the Shareholders, regardless of any action taken or purported to be taken at any meeting of the Board or Shareholders, no obligation of the Company will be created or action taken by the Company with respect to or concerning any of the following matters without the prior consent of Shareholders holding an aggregate 66 2/3% of the votes attaching to the outstanding issued Shares which carry a right to vote in all circumstances:

     (a)  changes in the Articles or By-Laws of the Company;

     (b) the creation or issue of shares of the Company or of any security exchangeable or convertible into shares of the Company except as expressly provided for in this Agreement;

     (c) the conversion, exchange, reclassification, redesignation, subdivision, consolidation or other change to any shares of the Company;

     (d) the redemption or purchase for cancellation of any shares in the capital of the Company, except as expressly herein permitted;

     (e) the amalgamation, continuance, merger, consolidation or reorganization of the Company, or the approval or effecting of any plan of arrangement in each case, whether statutory or otherwise;

     (f) the choice and terms of appointment of bankers, auditors, lawyers and other major consultants of the Company;

     (g) except in the ordinary course of business, all matters relating to the borrowing of money, financing and refinancing and giving security upon the assets of the Company;

     (h)  changes in the size of the Board;

     (i) the loaning of any amount to any shareholder, officer or director of the Company or the repayment of any shareholder's loans to the Company;

     (j) any significant change in the nature of the business of the Company or any significant decision affecting its operation;

     (k) the sale or disposition by the Company of a substantial portion of its assets or undertaking or the liquidation, dissolution or winding-up of the Company;




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     (l)  any change in the authorized signing officers of the Company in respect of legal documents or other bank or financial institutions;
          and

     (m) except as otherwise expressly permitted hereunder, the payment of any salary, bonuses, and other payments to the Shareholders of the Company or their Affiliates except in the ordinary course of business.

3.3 Each Shareholder agrees that any transactions between the Company, any Shareholder and any Related Party to a Shareholder shall take place at fair market rates.

3.4 Each Shareholder agrees that it, acting by itself or in concert with or through any Related Party, shall not derive any benefit or seek any benefit from any contract or arrangement arising from or related to the business of the Company from time to time without first disclosing such opportunity to the other Shareholders in writing. Upon the execution of this Agreement, each Shareholder shall disclose to the other Shareholders all such contracts or arrangements as may have been entered into by such Shareholder prior to the execution of this Agreement.

3.5 Each Shareholder covenants and agrees that it will not at any time during the term of this Agreement and for a period of two years following the termination of this Agreement in any manner whatsoever (including, without limitation, either individually or in partnership or jointly or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, shareholder, employee, consultant, trustee or in any other manner whatsoever), whether directly or indirectly, carry on or be engaged in or establish or acquire control of any person, firm, corporation or other entity which operates, or advise, lend money to, guarantee the debts or obligations of, or permit its, his or her name or any part thereof to be used or employed by or associated with, any person or persons, firm, association, syndicate, company or corporation carrying on or engaged in, the business of the Company. Nothing herein shall prevent any Shareholder from owning, as a passive investor, less than five percent (5%) of any class of securities of a corporation which may be a competitor of the Company whose securities are trading- 1 -

on   a recognized stock exchange.


4    Restrictions on Transfer

4.1.1 Except as expressly provided in this Agreement, no Shareholder shall Transfer any of his right, title or interest in or to any Shares now or hereafter owned on record or beneficially by it without the express written consent of all Shareholders first being obtained.

4.1.2 Any Shareholder (including an Affiliate of any Shareholder that becomes a shareholder), may at any time, or from time to time, transfer all or a portion of his Shares, to an Affiliate of such Shareholder or in the case of an individual shareholder to a company controlled by such Shareholder; provided, however, that as a condition precedent to any transfer in accordance with the provisions of this section 6.2, the transferee (a "Permitted Transferee") shall execute and deliver an acknowledgment to the parties to this Agreement whereby the Permitted Transferee agrees to be bound by the provisions hereof as if the Permitted Transferee were an original party hereto. Thereupon, the Permitted Transferee shall have the same rights, and shall be subject to the same obligations and restrictions, as the transferor (the "Transferor") under this Agreement.

     Notwithstanding any transfer permitted pursuant to this section 6.2, the Transferor shall continue to be liable to the other party or parties to this Agreement for any default in performance by the Permitted Transferee of his obligations hereunder and the Transferor shall indemnify the other parties hereto against any loss, cost, damage or expense suffered or incurred as a result of any failure by the Permitted Transferee to comply with the provisions of this Agreement.




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4.1.3 In the event of any transfer pursuant to section 4.1.2 hereof or for the purposes of the provisions of Articles 4, 5 or 6 inclusive, of this
     Agreement:

4.1.4 Any notice required to be given to SII or a Permitted Transferee (including successive Permitted Transferees pursuant to section 4.1.2) need only be given to SII and Shares held by SII or any such Permitted Transferees shall be deemed for all such purposes to be held by SII any rights or obligations of SII or such Permitted Transferees shall be deemed to be those of SII and all actions taken by SII in connection therewith shall be effective and binding upon SII or all such Permitted Transferees as if made by them, respectively; and

4.1.5 Any notice required to be given to EB or a Permitted Transferee (including successive Permitted Transferees pursuant to section 4.1.2) need only be given to EB, any Shares held by EB or any such Permitted Transferees shall be deemed for all such purposes to be held by EB, any rights or obligations of EB or such Permitted Transferees shall be deemed to be those of EB and all actions taken by EB in connection therewith shall be effective and binding upon EB or all such Permitted Transferees as if made by them, respectively;

     Nothing herein contained shall restrict the ability of any Shareholder and his Permitted Transferees from entering into such agreements as they may determine to be necessary or desirable to govern, as between themselves, the matters arising from the operation of this Article 4 of this Agreement.

4.2  All certificates representing Shares shall bear the following legend:

     "The Shares represented by this Certificate are subject to the provisions of a shareholder agreement made as of the ____ day of ________, 2007 which contains restrictions on the right to transfer, pledge, vote and otherwise deal with such shares, a copy of which agreement is available for inspection from the Secretary of the Company. Notice of such restrictions and the other provisions of such agreements is hereby given."

4.2.1 The Company shall not accept for registration in its relevant books of record, any transfer of Shares not made in accordance with the provisions of this Agreement.

4.2.2 Any transfer of Shares contemplated to be made other than in accordance with the provisions of this Agreement shall be void and have no effect.

5    Right of First Refusal

5.1 If any Shareholder (the "Offeror") desires to transfer all but not less than all of the Shares owned by him (the "Offered Shares"), the Offeror shall first deliver a notice in writing (the "Sale Notice") to the other Shareholders (the "Offeree") whereby the Offeror offers to sell the Offered Shares to the Offeree for the price per Share, payable in cash on closing, set out in the Sale Notice and subject to such other terms and conditions as are set forth in that notice (the price, terms and conditions being hereinafter collectively referred to as the "Sale Terms").

5.2 The delivery by an Offeror of a Sale Notice shall be irrevocable, and if the Offeree delivers an Acceptance Notice within the Acceptance Period, the Offeror shall be bound to sell, and the Offeree shall be bound to purchase, the Offered Shares in accordance with the Sale Terms.




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5.3  If the Offeree does not accept the Sale Notice as provided in section 5.2, the Offeror may thereafter sell the Offered Shares to any person (a "Third Party") with whom the Offeror deals at arm's length as that term in defined in the Income Tax Act (Canada) at a price not less than the price set forth in the Sale Notice and on terms not more favourable to the Third Party than the Sale Terms except that any such third party purchaser must agree to enter into this Agreement at or before the time it acquires the Shares. If no such sale is completed by the Offeror within 120 days following the expiration of the Acceptance Period, the Offeror shall not complete any transfer of the Shares to any Third Party without again complying with the provisions of this Article 5.

5.4 If an Offeror proposes to sell the Offered Shares to a Third Party pursuant to section 5.3, the Offeror shall within 90 days following the expiry of the Acceptance Period, give written notice (the "Follow Up Notice") to the Offeree of the identity of Third Party and the price and other terms of the transaction. The Offeree may, not later than 5 Business Days after receipt of the Follow Up Notice, deliver to the Offeror, a written notice (the "Follow Up Demand") requiring the Third Party to acquire the Offeree's Shares on the same terms and conditions as the Third Party has agreed to acquire the Offeror's Shares. The delivery by the Offeree of a Follow Up Demand shall be irrevocable and shall bind the Offeree to sell all, but not less than all, of the Offeree's Shares (the "Follow Up Shares") to the Third Party. If the Offeree delivers a Follow Up Demand, then before completing any sale, the Offeror shall cause the Third Party, as a condition of acquiring the Offeror's Shares, to deliver to such Offeree a bona fide offer in writing (the "Follow Up Offer") to purchase from such Offeree the Follow Up Shares. The Follow Up Offer will be binding upon the Third Party and shall contain only such terms and conditions as are identical to those upon which the Offeror proposes to sell to the Third Party the Offered Shares pursuant to section 7.4. The closing date and other closing arrangements for the purchase and sale transaction between the Offeree and the Third Party shall be specified in the Follow Up Offer and shall be the same, mutatis mutandis, as those specified between the Third Party and the Offeror.

5.5 Where any Shareholder acquires, in any manner, 75% of all the outstanding classes of shares of the Company measured in votes and equity valuation, they may, within 90 days of so acquiring, deliver to all remaining shareholders a written notice (the "Drag Along Demand") requiring all remaining shareholders to sell all, but not less than all, of the Shares owned by each shareholders at a price not less than the highest price per share paid by the acquiring shareholder during the two year period ending on the date of the Drag Along Demand and on terms and conditions not less favourable to the remaining shareholders than the most favorable terms and conditions for each class of shares as agreed to by the acquiring shareholder for any acquisitions of the Company's shares during the two year period ending on the date of the Drag Along Demand. The delivery by the acquiring shareholder of a Drag Along Demand shall be irrevocable and shall bind all remaining shareholders to sell all, but not less than all, of their Company shares (the "Drag Along Shares") to the acquiring shareholder. The closing date and other closing arrangements for the purchase and sale transaction between the remaining shareholders and the acquiring shareholder shall be specified in the Drag Along Demand.

5.6 Where any of the Shareholders is a body corporate (the "Holding Company"), a change in control of the Holding Company shall be deemed to be a transfer of the Shares owned by that Shareholder and the provisions of this Agreement applicable to a transfer of any Shares shall apply to such transfer.

6    Bankruptcy

6.1 In the event of the bankruptcy of any Shareholder (the "Defunct Shareholder"), the other Shareholders (the "Active Shareholders") shall have the right, but not the obligation, exercisable at any time during the period of 6 months following the date on which the Defunct Shareholder becomes bankrupt to purchase all the Shares owned, directly or indirectly, by the Defunct Shareholder or over which any such Defunct Shareholder exercises control or direction, by delivery of notice to the Defunct Shareholder within such 6 month period, for a purchase price equal to 100% of the Fair Market Value of the Defunct Shareholder's Shares, (which notice shall state the time and place of the closing, such time not to be more than 60 days from the date of the notice). The Active Shareholders shall be entitled to purchase the Defunct Shareholder's Shares in proportion to their respective ownership of Shares, or in such other proportion as they may agree.





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7    Death of a Shareholder

7.1  The following definitions shall apply to this section:

7.1.1 "Deceased" means the individual Shareholder who has died;

7.1.2 "Deceased's Shares" means all the Shares at the time of the Deceased's Death beneficially owned by the Deceased or by a body corporate controlled by the Deceased (the "Deceased's Holding Company");

7.1.3 "Deceased's Spouse" means the legal or common-law spouse of the Deceased at the time of the Deceased's death;

7.1.4 "Personal Representative" means such one or more persons as are the executors, administrators or representatives of the estate of the Deceased acting in such capacity;

7.1.5 "Prescribed Consideration" in respect of Shares means an amount in lawful money of Canada equal to the Fair Market Value thereof as determined in accordance with this Agreement; and

7.1.6 "Survivor" means the individual Shareholder other than the Deceased;

7.2 Subject to the provisions hereinafter contained, upon the death of the Deceased, the Survivor shall have the right to purchase the Deceased's Shares as hereinafter set out.

7.3 The right referred to in paragraph 7.2 may be exercised by the Survivor giving notice in writing to the Personal Representative and the Company on or before the date 120 days following the death of the Deceased.

7.4 Within Thirty (30) days of the exercise of a right referred to in paragraph 7.2, the Survivor shall purchase, and the Personal Representative shall sell, transfer, assign and otherwise convey to the Survivor, the Deceased's Shares for a purchase price equal to the Prescribed Consideration thereof. The Survivor shall, at the time of purchase of the Deceased's Shares, pay to the Personal Representative the amount of at least 25% of the Prescribed Consideration and shall give a non-interest bearing promissory note to the Personal Representative in an amount equal to the remainder of the purchase price of the Deceased's Shares (the "Remaining Balance"). Such promissory note shall be due and payable to the extent of one third of the Remaining Balance on the next three anniversary dates of the delivery of the promissory note. Upon receipt of such promissory note, the Personal Representative shall immediately cause the respective Deceased's Shares to be transferred to the Survivor.

7.5 Upon the death of the Deceased, the Company shall, immediately following purchase of the Deceased's Shares as aforesaid, should such a right be exercised, repay to the Personal Representative the amount of any unpaid loans or other indebtedness owing to the Deceased and/or the Deceased's Holding Company by the Company.

7.6 If a Shareholder shall become missing, such Shareholder shall be deemed to be conclusively presumed dead upon being missing for one (1) full year.

7.7 In the event no executor or administrator is appointed as the Personal Representative within Ninety (90) days after his death, the Survivor shall be considered a creditor of the estate of the Deceased with all the rights conferred upon a creditor of the estate of the Deceased by the place of his domicile, including, without limitation, the right to cause an executor or administrator to be appointed, provided such right shall be recognized by applicable law. Upon such appointment of an executor or administrator, the Survivor's rights pursuant to this Agreement shall again take effect.




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7.8  For greater certainty, any reference to any action by a Personal
     Representative shall include such action on behalf of the Deceased and also on behalf of the Deceased's Holding Company, as appropriate.

8    Determination of Fair Market Value

8.1 For the purposes of this Agreement, "Fair Market Value" means the fair market value of all of the Shares as the case may be determined without reference to a minority discount or control block premium as determined by agreement of the relevant parties, or, in the absence of such agreement, as determined by the Valuator or arbitration in accordance with the subsequent provisions of this Article 8.

8.2 If the Shareholders who will be party to the purchase and sale are unable to agree on the Fair Market Value of the Shares within 30 days from the date of receipt by the other Shareholders of a request in writing from a Shareholder to determine this value, any party may deliver to the other Shareholders a notice setting forth a list of three firms with substantial experience in business valuation in Nova Scotia, each of which shall be a firm which is either a nationally recognized Canadian chartered accountant firm, an investment dealer carrying on business in one of the provinces of Canada or a firm specializing in business valuation and in each case specifying the particular individual within such firm to have responsibility for the determination of the Fair Market Value of the Shares. The Shareholders acting reasonably shall then attempt to identify one of the firms on the list as the valuator for the purposes of determining Fair Market Value in accordance with this Article within 10 days from the date of receiving the list of valuators from the selecting Shareholder, failing which any party may thereafter apply to a judge of the Supreme Court of Nova Scotia to select a valuator. The firm identified as the firm selected in accordance with the foregoing shall be referred to as the "Valuator".

8.3 The Shareholders shall jointly retain the Valuator to determine the Fair Market Value, as at the date that the relevant notice was given or relevant event occurred (the "Relevant Date") of all of the issued and outstanding Shares, applying such principles of valuation as the Valuator considers appropriate in the circumstances.

8.4 The Valuator, in its discretion, may engage the services of such professional valuators or appraisers as the Valuator considers necessary or desirable. Each Shareholder agrees to fully cooperate with the Valuator in the determination of the Fair Market Value. If the Valuator specifies a range of values for the Fair Market Value, the Fair Market Value shall be the midpoint of the range.

8.5 The parties agree to provide the Valuator with such information as it may require to proceed with the valuation with all reasonable dispatch so as to provide a prompt and timely decision. The closing date with respect to any such transfer shall be 30 days after the date upon which the Valuator provides the parties a written decision on the valuation.

8.6 All fees, disbursements and other costs and expenses of the Valuator shall be equally divided between the Shareholders participating in the transaction of purchase and sale.

8.7 If any of the Shareholders disagrees with the determination of Fair Market Value made by the valuator in accordance with section 10.5, such Shareholder may submit the matter to arbitration in accordance with the provisions of Article 10.

9    General Sale Provisions

9.1 Except as may otherwise be provided in this Agreement, or unless specifically waived in writing by the selling Shareholder, the provisions of this Article shall apply to any sale of the Shares notwithstanding anything herein or in any agreement referred to in Articles 4, 5, 6 and 7 to the contrary. Unless otherwise specified, the place of the closing will be the registered office of the Company and the time of closing will be 2:00 p.m. local time.

9.2 At the time of closing, the vendor, or vendors, as the case may be, (hereinafter in this Article 11 referred to as the "Vendor") of the Shares (the "Purchased Shares") shall:




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9.2.1 Deliver to the Company, respectively, signed resignations of the Vendor or its nominees, as a director, officer and employee of the Company, respectively, as the case may be;

9.2.2 Deliver to the purchaser thereof (the "Purchaser") the certificates representing the Purchased Shares duly endorsed for transfer to the Purchaser together with a representation and warranty of the Vendor that the Vendor legally and beneficially owns the Purchased Shares with good and marketable title thereto free and clear of all encumbrances and claims of any kind;

9.2.3 Deliver to the Purchaser all such assignments and transfers or other documents to transfer to the Purchaser all indebtedness and any security therefor owed by the Company, to the Vendor or any party related to the Vendor (the Purchased Loans"), free and clear of all encumbrances and claims of any kind or to otherwise comply with the terms or intent of this Agreement (each of which shall be in form and content satisfactory to the Purchaser);

9.2.4 Do all other things required in order to deliver good and marketable title to the Purchased Shares and Purchased Loans to the Purchaser free and clear of any claims, liens and encumbrances whatsoever, including without limitation, the delivery of any governmental releases and declarations of transmission;

9.2.5 Provide the Purchaser with evidence reasonably satisfactory to the Purchaser that the Vendor is not then a "non-resident" of Canada within the meaning of the Income Tax Act (Canada);

9.2.6 Pay to the Company the amount of all indebtedness of the Vendor to the Company.

9.3  At the time of closing, the Purchaser shall deliver to the Vendor:

9.3.1 A release of any guarantee, security or covenant provided by the Vendor, or any person acting on that Shareholder's behalf, in respect of any obligation of the Company, respectively; and

9.3.2 Cash, a bank draft or certified cheque in the amount of the purchase price of the Purchased Shares, plus an amount equal to the amount of the Purchased Loans.

9.4 In addition, at the time of closing the Vendor and the Company shall, and the Vendor shall cause its Related Parties, if applicable, to take all necessary action to terminate, and release the Vendor, its Related Parties and the Company from, the terms of any management, consulting or employment agreement or like agreement between either the Company, the Vendor or any Related Party of the Vendor, except for any provisions of any such agreement that are intended to prohibit the Vendor or any Related Party from competing with the Company following the term of such agreement or are otherwise expressed to survive the sale by the Vendor of its Shares in the Company.

9.5 If the Vendor is not present at the place of closing at the time of closing, or is present but fails for any reason whatsoever to comply with the provisions of this Agreement, the Vendor irrevocably constitutes and appoints the Purchaser, with full power of substitution, as his true and lawful attorney in fact, and as agent for, in the name of and on behalf of the Vendor, to execute and deliver in the name of the Vendor, all such assignments, transfers, deeds and instruments as may be necessary to effectively transfer and assign to the Purchaser or its nominee or nominees on the books of the Company, the Purchased Shares and Purchased Loans. Such appointment and power of attorney, being coupled with an interest, shall not be revoked by the insolvency, bankruptcy, or incapacity of the Vendor, and the Vendor hereby ratifies and confirms and agrees to ratify and confirm all that the Purchaser may lawfully do or cause to be done by virtue of the provisions of this section 11.5.



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9.6  If, at the time of closing, the Vendor fails to complete the subject transaction as herein provided, the Purchaser shall have the right, if not in default under this Agreement, without prejudice to any other rights which he may have, upon payment of the amount payable to the Vendor at the time of closing (for greater certainty, after deducting the amount of any adjustments or set offs contemplated hereunder) to purchase in the name of the Vendor at the main branch of the Company's bankers from time to time, a term deposit in an amount equal to the amounts payable to the Vendor pursuant to the terms of this Agreement, for such term as the Purchaser in his discretion deems advisable. The Purchaser may instruct the lending institution to communicate with the Vendor at the address for the Vendor herein provided, and to continue to renew the term deposit for similar terms unless otherwise instructed by the Vendor. Upon making such arrangements the Vendor shall cease to be a Shareholder of the Company and its sole remedy with respect to the Purchased Shares and the Purchased Loans shall be to collect the amount of the term deposit as herein provided.

10   Arbitration

10.1 Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity of this Agreement, shall be settled by arbitration before an arbitrator acceptable to each of the Shareholders in accordance with the Commercial Arbitration Act (Nova Scotia). If the Shareholders are unable to agree on an arbitrator, each of EB and SII shall appoint an arbitrator which arbitrators shall in turn appoint a third arbitrator to chair the panel. The decision of the arbitrator or arbitrators shall be final and binding upon the parties hereto. Each of the parties to the arbitration shall bear their respective costs of the arbitration. The arbitrator or arbitrators shall have the discretion to determine which of the parties to the arbitration, if any, shall pay the costs of the arbitrator or arbitrators and the proportion thereof.

10.2 The place of arbitration shall be Halifax, Nova Scotia, unless the parties to the dispute mutually agree upon another location.

10.3 Time shall be of the essence in any arbitration proceeding.

11   General

11.1 This Agreement shall come into force and effect as of and from the date hereof and shall continue in force until the earliest of:

     The date upon which one Shareholder shall have acquired all of the outstanding Shares; or

     the date upon which this Agreement is terminated by written agreement among all of the parties hereto.

11.2 Any notice or other document required or permitted to be given to any party hereunder shall be validly given if delivered personally (including by courier service) or mail by prepaid registered mail, return receipt requested, or sent by facsimile transmittal addressed to the addressee thereof at the following respective addresses:

11.2.1            If to SII , at:

                  238A Brownlow Avenue, Suite 100
                  Dartmouth, Nova Scotia B3B 2B4

11.2.2            If to EB, at:

                  Box 629 780 Central Avenue
                  Greenwood  NS  B0P 1N0

11.2.3            If to the Company, at:

                  238A Brownlow Avenue, Suite 100
                  Dartmouth, Nova Scotia B3B 2B4
                  Attention: Mr. J. William Clements, President
                  Fax: (902) 481-7224

11.3 Any notice or other document so mailed shall be deemed to have been received by and given to the addressee on the fourth Business Day following the date of mailing; if delivered, shall be deemed to have been received by and given to the addressee on the date of delivery; and if given by facsimile transmittal, shall be deemed to have been received by and given to the addressee on the next Business Day following the day of sending. Any party may at any time given notice in writing to the others of any change of address for these purposes. In the event of any actual or threatened postal interruption in Canada, no such notice shall be deemed to have been received until it has in fact been received by the party for whom it is intended.

11.3.1 Each of the parties shall from time to time execute and deliver all such further documents and instruments and do or cause to be done all such acts and things as any party may reasonably consider necessary to carry out effectively or better evidence or perfect the full intent and meaning of this Agreement, including the exercise of their respective votes as Shareholders in connection with any amendment which may be required to the Articles or By-Laws of the Company.

11.3.2 This Agreement may be executed in any number of counterparts by one or more of the parties to be bound hereby. Each executed counterpart shall be deemed to be an original and such counterparts shall together constitute one and the same agreement and shall be as valid and binding as if all parties had attended at the same place and at the same time and affixed their signatures to one instrument.

11.4 For all purposes of this Agreement and other documents and agreements contemplated hereby, the signature of any party hereto or thereto, evidenced by a telecopy showing such signature or other electronically transmitted version of such signature, shall constitute conclusive proof for all purposes of the signature of such person to such documents and agreements, to the same extent in all respects as a copy of such documents and agreements showing the original signature of such party. Any party delivering a document with such electronically reproduced signature shall provide a copy bearing original signature as soon as reasonably possible thereafter.

11.5 The performance of the obligations of EB pursuant to this Agreement is personally guaranteed by Mr. Ed Reagh.

11.6  Time shall be of the essence of this Agreement and every part thereof.

11.7 This Agreement may only be amended or altered in any of its provisions by the mutual agreement of the parties hereto, such amendments or alterations to become effective when reduced to writing and signed by all the parties hereto.

11.10 This Agreement expresses the final agreement between the parties hereto with respect to all matters herein and its execution has not been induced, nor do any of the parties hereto rely upon or regard as material, any representations or promises whatsoever not incorporated herein or made a part hereof, and any alteration, amendment or qualification thereof shall be null and void and shall not be binding upon any such party unless made and recorded as aforesaid.

11.11 Except as expressly otherwise provided in this Agreement, this Agreement may not be assigned by a party without the written consent of the other parties and shall enure to the benefit of and be binding upon the parties and their respective successors, heirs, executors, administrators, personal representatives and permitted assigns.


11.12 The Company joins in this Agreement for the purpose of acknowledging the existence of this Agreement and covenants to fulfill any obligations set out herein as being an obligation of the Company.

11.13 Notwithstanding section 11.1, this agreement shall terminate 90 days after its effective date, provided however, that if 66 2/3% of all the shareholders of the company (measured by voting rights and equity valuation) become a party to this agreement or a substantially similar agreement (a declaration by the contracting parties, contained in an agreement, is conclusive evidence that the agreement is substantially similar) then this agreement will terminate as provided in Section 11.1. If any party to this agreement is or becomes bankrupt or insolvent during the 90 day period in the preceding sentence, then the reference to 90 days shall be struck and 120 days inserted.

IN WITNESS WHEREOF the parties have properly executed this Agreement.

SIGNED SEALED AND DELIVERED                      )   EB HOLDINGS INC.
in the presence of                               )
                                                 )
                                                 ) By: /s/ Ed Reagh
/s/ Denise Daigle
Witness                                          )
                                                 )
                                                 )
                                                 ) LOGICAL SEQUENCE
                                                     INCORPORATED.
                                                 )
                                                 )
                                                 )
                                                 ) By: /s/ Ed McNamara
/s/ Jim MacKinnon
Witness                                          )
                                                 )
                                                 )
                                                 )

                                                 )
                                                 )     SHANNON
                                                   INTERNATIONAL INC.
                                                 )
                                                 )

                                                 ) By: /s/ J. William Clements
/s/ Petro Sukhin                                 )
Witness                                          )
                                                 )
                                                 )
                                                 ) And:

Witness                                          )
                                                 ) By: /s/ Dennis Brovarone

                   DATED     February 13, 2007


                   AMONG:

                             SHANNON INTERNATIONAL INC.

                                                        OF THE FIRST PART

                             - and -


                             EB HOLDINGS LIMITED

                                                        OF THE SECOND PART

                             - and -


                             LOGICAL SEQUENCE INCORPORATED


                                                        OF THE THIRD PART






                                           SHAREHOLDERS' AGREEMENT